UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2025

Blackbaud, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50600	11-2617163
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)
65 Fairchild Street, Charleston, South Carolina 29492
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (843) 216-6200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:
Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.001 Par Value	BLKB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) On December 1, 2025, the Board of Directors of Blackbaud, Inc. (the “Company”) approved an updated retirement program that establishes parameters pursuant to which annual long term incentive (“LTI”) equity awards granted on or after January 1, 2026 to eligible officers and other employees under the Blackbaud, Inc. 2016 Equity and Incentive Compensation Plan, as amended (and any successor plan) may be eligible for continued vesting following the employee’s qualifying retirement (the “Retirement Program”). The Company believes that the Retirement Program provides a valuable tool to attract and retain employees while also supporting alignment with the interests of the Company and its stockholders and encouraging orderly succession planning.
The principal changes to the Retirement Program include (i) an increase in the minimum combined age and years of service required for an employee’s annual LTI equity award to be eligible under the Retirement Program from sixty-two (62) to sixty-five (65), (ii) a new minimum age of sixty (60) on the eligible employee’s retirement date, and (iii) LTI performance-based equity awards with performance periods that end after retirement will also now be eligible under the Retirement Program (rather than only if the performance period and certification of achievement have been completed prior to retirement).
The following provides a summary of the updated Retirement Program:
Eligibility
The Retirement Program will apply to annual LTI equity awards granted to employees who meet both of the following conditions:
•combined age and continuous service with the Company or an approved affiliated entity equals or exceeds sixty-five (65) at the time the annual LTI equity award is granted, and
•at least five (5) years of continuous service with the Company or an approved affiliated entity at the time the annual LTI equity award is granted.
▪For this purpose, service must be consecutive and continuous, with the five (5)-year continuous service requirement calculated based on the most recent commencement of employment.
One-time (e.g. special or non-annual) awards are not eligible for the Retirement Program.
Vesting
Annual LTI equity grants to eligible employees will permit the following post-retirement vesting if applicable conditions have been met:
•Time-based awards: Continued vesting and settlement post-retirement according to the terms of the equity plan and award agreement over the applicable time period as set forth in the grant.
•Performance-based awards: Continued vesting and settlement post-retirement based on actual performance results as certified annually by the Compensation Committee and otherwise according to the terms of the equity plan and award agreement over the applicable time period as set forth in the grant.
Retirement Notice and Retirement Age Requirements
The eligible employee must provide at least six (6) months prior written notice of the employee’s retirement. However, a retirement notice cannot be given less than ninety (90) days after the grant date of the annual LTI equity award for that award to qualify for the Retirement Program.
In addition, the eligible employee must be at least sixty (60) years old on the retirement date.
Additional Conditions and Approvals
Additional conditions and approvals apply for annual LTI equity awards to be eligible under the Retirement Program, including:
•Written confirmation by the Company's Chief Executive Officer or Chief People and Culture Officer that the eligible employee's retirement is approved and conforms with the terms of the Retirement Program;

•The eligible employee’s continued satisfactory performance and adherence to all Company policies during the six (6)-month notice period, as well as successful transition of duties and appropriate knowledge transfer;
•The eligible employee must execute, and not revoke, a separation agreement, which includes confidentiality provisions and restrictive covenants relating to non-solicitation and non-competition;
•The Retirement Program and its LTI award vesting and related provisions also are subject to applicable local laws and regulations.
The amendments to the Retirement Program apply only to future annual LTI equity awards granted on or after January 1, 2026. Outstanding equity awards are not affected by these changes.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKBAUD, INC.

Date:	December 5, 2025	/s/ Chad M. Anderson
Chad M. Anderson
Executive Vice President and Chief Financial Officer
(Principal Financial and Accounting Officer)